Exhibit 10.36

Participant Name (“Executive”):
Employee Number:
Grant Name:
Date of Grant:
Total Award:

RESTRICTED STOCK UNIT AGREEMENT
(CANADA)

[DATE]

The parties to this Restricted Stock Unit Agreement (this “Agreement”) are Teledyne Technologies Incorporated, a Delaware corporation (the “Company”), Teledyne DALSA Inc., a corporation organized under the laws of Ontario, Canada (the “Employer”), and «FirstName» «LastName» (the “Executive”).

WITNESSETH:

WHEREAS, the Company has adopted the Teledyne Technologies Incorporated 2008 Incentive Award Plan (the “Plan”), which is administered by the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of the Company; and

WHEREAS, the Executive is employed by the Employer, and the Employer is a subsidiary of the Company;

WHEREAS, pursuant to Article 9 of the Plan, the Committee has determined to grant to the Executive an Award of Restricted Stock Units as provided herein (the “Award”) to encourage the Executive's efforts toward the continuing long-term success of the Employer, the Company and its Subsidiaries;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.    RESTRICTED STOCK UNITS

1.1    Grant of Restricted Stock Units.

(a)    Effective as of the date of this Agreement, the Company hereby grants to the Executive in respect of employment services provided by the Executive to the Employer, an Award of [INSERT NUMBER OF UNITS] Restricted Stock Units. The Restricted Stock Units granted pursuant to the Award shall be subject to the Executive providing evidence of the Executive's acceptance of this Agreement (or the Executive's estate, if applicable) to the Company. Subject to Section 1.4 of this Agreement, each Restricted Stock Unit represents the right to receive one (1) share of Common Stock at the time and in the manner set forth in Section 1.5 hereof.

(b)    This Agreement shall be construed in accordance and consistent with, and is subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference), as well as any and all determinations, policies, instructions, interpretations, rules, etc., of the Committee in connection with the Plan (the “Rules”). The Company reserves the right to amend the Plan and any Rules at any time in its sole discretion, subject to the approval of the Committee. The Executive hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

1.2    Restrictions.

The Restricted Stock Units granted pursuant to this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated except as specifically provided hereunder or pursuant to the Plan. Any attempt to dispose of Restricted Stock Units or any interest therein in a manner contrary to the restrictions set forth in this Agreement or the Plan shall be null, void and ineffective.

1.3    Vesting.

(a)    Except as otherwise provided in this Agreement, 100% of the Restricted Stock Units granted pursuant to the Award shall vest on December 31, [YEAR 3].

(b)    Notwithstanding any other provision of this Agreement, none of the Restricted Stock Units granted pursuant to the Award shall vest if the Committee determines that the Company's aggregate return to shareholders for the Performance Cycle, as measured by the Company's Common Stock price, is not at least 35% of the performance of the Russell 2000 Index for the applicable Performance Cycle.

(c)    Notwithstanding any other provision of this Agreement, if the Committee determines that the Company's aggregate return to shareholders for the Performance Cycle is at least 35% of the performance of the Russell 2000 Index for the Performance Cycle, a portion of the Restricted Stock Units granted pursuant to the Award shall not vest equal to (i) the aggregate number of Restricted Stock Units reduced by (ii) the quotient of the aggregate number of Restricted Stock Units multiplied by the TDY Stock Price-Russell 2000 Percentage (but not more than 100%) (any fractional share of Common Stock resulting from this clause (ii) calculation shall be rounded up to the next whole share).

(d)    Notwithstanding any other provision of this Agreement, if during the applicable Performance Cycle, (i) the Executive's employment with the Employer terminates for any reason, whether the Executive's employment is terminated by the Executive or the Employer, with or without just cause, except as otherwise provided in Paragraph 1.3(e), (ii) there occurs a material breach of this Agreement by the Executive or (iii) the Executive fails to meet the tax withholding obligations described in Paragraph 1.6, none of the unvested Restricted Stock Units granted under this Agreement shall vest. For clarity, for the purposes of this Agreement, the date of such termination or cessation of the Executive's employment with the Employer shall be the date upon which the Executive's employment actually ceased without regard to any period of notice of termination of employment to which the Executive may be entitled.

(e)    If, during the applicable Performance Cycle, the Executive's employment with the Employer terminates due to the Executive's death, disability (as determined in the sole discretion of the Committee) or retirement pursuant to the applicable retirement policy (if any) of the Employer or the Company (as applicable) prior to the expiration of the Performance Cycle, the Executive (or the Executive's beneficiaries) shall continue to hold the Restricted Stock Units through the expiration of the Performance Cycle. At that time, a portion of the Restricted Stock Units shall vest equal to (i) the number of Restricted Stock Units that would have otherwise vested under Section 1.3 had the Executive remained employed by the Employer through the end of the Performance Cycle multiplied by (ii) a fraction, the numerator of which is the number of full months during which the Executive was employed by the Employer from the beginning of the Performance Cycle until the date of the Executive's termination of employment and the denominator of which is the total number of months in the Performance Cycle (any fractional share of Common Stock resulting from this calculation shall be rounded up to the next whole share).

(f)    For purposes of this Section 1.3 only, “Employer” shall mean, in addition to Teledyne DALSA, Inc., the Company and any subsidiary of the Company.

1.4    Forfeiture of Award

Except as otherwise provided in this Agreement, any and all Restricted Stock Units that do not vest in accordance with Section 1.3 shall be forfeited and shall revert to the Company.

1.5    Satisfaction of Award

(a)    In order to satisfy Restricted Stock Units upon the vesting of any portion of the Award pursuant to this Agreement, the Company shall deliver to the Executive the number of shares of Common Stock to which the Executive is entitled pursuant to this Agreement, subject to any applicable withholding tax.

(b)    The aggregate number of shares of Common Stock issued by the Company at any particular time pursuant to this Agreement shall correspond to the number of Restricted Stock Units that become vested on the vesting date, with one (1) Restricted Stock Unit corresponding to one (1) share of Common Stock, subject to any withholding as may be required under this Agreement, notwithstanding any delay between the vesting date and the settlement date. Fractional shares of Common Stock will not be issued and will be rounded up to the nearest whole share of Common Stock. The number and kind of shares to be issued pursuant to this Agreement shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon each Restricted Stock Unit or the shares issuable in satisfaction of each Restricted Stock Unit. Until such time as shares of Common Stock are issued in satisfaction of a Restricted Stock Unit, as provided hereunder, the Executive shall not be deemed for any purpose to be a stockholder of the Company in respect of any shares as to which the Restricted Stock Unit relates.

(c)    The Company will satisfy its obligations to deliver Common Stock under this Agreement on each vesting date or as soon as administratively practicable but no later than the later of (a) December 31 of the year in which the vesting date occurs or (b) sixty (60) days after such vesting date. Notwithstanding the foregoing, with respect to Restricted Stock Units that become vested (other than as a result of the Executive's death), if the Executive is a “specified employee” within the meaning of Section 409A of the Code as of the date upon which the Executive's employment with the Employer terminates and settlement of such Restricted Stock Units is required to be delayed pursuant to Section 409A(a)(2)(B)(i) of the Code, then the Company shall satisfy its obligations to deliver Common Stock under this Agreement by the later of (i) the date otherwise required by this Agreement or (ii) the first business day of the calendar month following the date which is six (6) months after the date upon which the Executive's employment terminates.

1.6    Withholding.

(a)    The Committee shall determine the amount and timing of any withholding or other tax required by law to be withheld or paid by the Employer or the Company (as applicable) with respect to any income recognized by the Executive with respect to the Award.

(b)    The Executive shall meet the applicable tax withholding obligation by paying the appropriate amount in cash to the Employer or the Company (as applicable). Notwithstanding anything to the contrary in this Agreement, the Employer or the Company (as applicable) may, at their sole discretion, implement any other procedures to ensure that such tax withholding obligations are met, which procedures may include, without limitation, (i) increased withholding from the Executive's regular compensation, or (iii) the sale of a portion of the Common Stock acquired by the Executive pursuant to the Award, which sale may be required and initiated by the Employer or the Company (as applicable) on behalf of the Executive and a portion of the proceeds being remitted to the Employer or the Company (as applicable) to satisfy the required withholdings.

1.7    Change in Control. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control of the Company during the Performance Cycle, all of the Restricted Stock Units (not otherwise forfeited prior to the Change in Control) shall immediately vest.

1.8    Committee's Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion to adjust the Performance Cycle or waive any restrictions or conditions with respect to all or a portion of the Restricted Stock Units at any time.

1.9    Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan. Except as expressly elsewhere in this Agreement, for purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:

(a)    “Fair Market Value” means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for the New York Stock Exchange Listed Companies on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

(b)    “Performance Cycle” shall specifically refer to the period commencing January 1, [YEAR 1] through December 31, [YEAR 3], including any adjustments to such Cycle made by the Committee.

(c)    “Performance Goals” shall refer to the goal of the Company's aggregate return to shareholders, as measured by its Common Stock price, being equal to or exceeding the performance of the Russell 2000 Index during the Performance Cycle.

(d)    “Russell 2000 Index Performance” means the quotient of (i) the Russell 2000 Index at December 31, [YEAR 3] divided by (ii) the Russell 2000 Index at January 1, [YEAR 1].

(e)    “TDY Stock Price Performance” shall mean the quotient of (i) the Fair Market Value of a share of the Company's Common Stock at December 31, [YEAR 3] is divided by (ii) the Fair Market Value of a share of the Company's Common Stock at January 1, [YEAR 1].

(f)    “TDY Stock Price-Russell 2000 Index Percentage” shall mean the quotient of (i) the TDY Stock Price Performance divided by (ii) the Russell 2000 Index Performance.

2.    REPRESENTATION OF THE EXECUTIVE

The Executive hereby represents to the Employer and the Company that the Executive has read and fully understands the provisions of this Agreement and the Plan and his or her decision to receive the Award is completely voluntary.

3.    NOTICES

All notices or communications under this Agreement shall be in writing, addressed as follows:

To the Employer
Teledyne DALSA Inc.

C/o Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360
Attention: Executive Vice President, General Counsel and Secretary

To the Company:
Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360
Attention: Executive Vice President, General Counsel and Secretary

To the Executive:

«FirstName» «LastName»
«Address1»
«City»

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.

4.	ASSIGNMENT; BINDING AGREEMENT

The Employer and the Company may assign any of their respective rights and obligations under this Agreement without the consent of the Executive. This Agreement shall inure to the benefit of and be binding upon any successors and assigns of the Employer and the Company. This Agreement shall inure to the benefit of the Executive's legal representatives. All obligations imposed upon the Executive and all rights granted to the Employer or the Company under this Agreement shall be binding upon the Executive's heirs, executors, administrators and successors.

5.    ENTIRE AGREEMENT

This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. The provisions of the Plan and any Rules, and as they may be amended from time to time, are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan or any Rules, the provisions of the Plan or the Rules, as the case may be, shall control. The Agreement may be amended at any time by written agreement of the parties hereto; provided, however, that the Committee shall have the authority to amend this Agreement in any respect that it deems appropriate in its sole discretion. In the event of a conflict between this Agreement and the Executive's employment contract, the employment contract shall govern in respect of the point of conflict. Executive agrees that the award of Restricted Stock Units hereunder is intended to replace Executive's participation in the Company's Restricted Stock Award Plan as provided in Section 3.3 of the Executive Employment Agreement dated December 22, 2010, by and among Employer and Executive, and any reference to the Restricted Stock Award Plan in such Employment Agreement shall be replaced with a reference to the Company's Restricted Stock Unit Program, and such Executive Employment Agreement is hereby amended accordingly.

6.	GOVERNING LAW

This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Province of Ontario, Canada, other than the conflict of laws provisions of such laws.

7.	SEVERABILITY

If, for any reason, any provision of this Agreement is held to be prohibited or invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, but such provision shall be interpreted to accomplish the objectives of such provision as originally written to the fullest extent permitted by law, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

8.	NO RIGHT TO CONTINUED EMPLOYMENT OR PARTICIPATION; EFFECT ON OTHER PLANS

This Agreement shall not confer or be deemed to confer upon the Executive employment with any of the Company or and of its Subsidiaries (other than the Employer). Further, this Agreement shall not confer upon the Executive any right with respect to continuance of employment with the Employer or continuance of participation under the Plan, nor shall it interfere in any way with the right of the Employer to terminate the Executive's employment at any time. Income realized by the Executive pursuant to this Agreement shall not be included in the determination of benefits under any benefit plan of the Employer or the Company in which the Executive may be enrolled or for which the Executive may become eligible unless otherwise specifically determined by resolution of the Board. Participation in the Plan during the Performance Cycle shall not entitle the Executive to participate in the Plan during any other Performance Cycle.

9.	NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Employer, the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, Rules, this Agreement or any rule or procedure established by the Committee.

10.    USE OF THE WORD “EXECUTIVE”

Wherever the word “Executive” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or the laws of descent and distribution, the word “Executive” shall be deemed to include such person or persons.

11.    LANGUAGE

The parties to this Agreement acknowledge that they have requested that this Agreement and all documents ancillary thereto, including all the documentation provided to the Executive in respect of the Award, be drafted in the English language only. Les parties aux présentes reconnaissent qu'elles ont exigé que la présente convention et tous les documents y afférents, y compris toute la documentation transmise au bénéficiaire relativement à l'octroi des droits prévu aux présentes, soient rédigés en langue anglaise seulement.

12.    FURTHER ASSURANCES

The Executive agrees, upon demand of the Employer, the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Employer, the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement, the Plan and any Rules.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the day and year first written above.

TELEDYNE TECHNOLOGIES INCORPORATED

By:
Title:	Chairman, President and Chief Executive Officer

TELEDYNE DALSA INC.

By:
Title:

EXECUTIVE

«FirstName» «LastName»